UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 2, 2019
Date of Report (Date of earliest event reported)

SINCLAIR BROADCAST GROUP, INC.
(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road
Hunt Valley, MD  21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $ 0.01 per share	SBGI	The NASDAQ Stock Market LLC

SINCLAIR BROADCAST GROUP, INC.

Item 1.01 Entry into a Material Definitive Agreement

Diamond Notes Offering and Indentures

On August 2, 2019, Diamond Sports Group, LLC ("Diamond") and Diamond Sports Finance Company (the "Co-Issuer" and, together with Diamond, the "Issuers"), indirect wholly-owned subsidiaries of Sinclair Broadcast Group, Inc. ("Sinclair"), issued $3.050 billion aggregate principal amount of 5.375% Senior Secured Notes due 2026 (the "Secured Notes"), which mature on August 15, 2026, pursuant to an indenture dated August 2, 2019 (the "Secured Notes Indenture") by and among the Issuers and U.S. Bank National Association, as trustee and notes collateral agent, and $1.825 billion aggregate principal amount of 6.625% Senior Notes due 2027 (the "Senior Notes" and, together with the Secured Notes, the "Diamond Notes"), which mature on August 15, 2027, pursuant to an indenture dated August 2, 2019 (the "Senior Notes Indenture" and, together with the Secured Notes Indenture, the "Diamond Notes Indentures") by and among the Issuers and U.S. Bank National Association, as trustee.

The aggregate amount of the gross proceeds from the sale of the Diamond Notes were deposited in escrow accounts with U.S. Bank National Association, as escrow agent (the "Escrow Agent"). The Issuers intend to use the net proceeds from the sale of the Diamond Notes to fund a portion of the purchase price for the previously announced acquisition of the regional sports networks (the "RSNs") business from The Walt Disney Company.

The Secured Notes and Senior Notes were each priced at 100.0% of their principal amount and will bear interest at a rate of 5.375% and 6.625%, respectively, per annum payable semi-annually on February 15 and August 15, commencing February 15, 2020. Prior to August 15, 2022, the Issuers may redeem the Diamond Notes, in whole or in part, at any time or from time to time, at a price equal to 100.0% of the principal amount of the applicable Diamond Notes plus accrued and unpaid interest, if any, to the date of redemption, plus a ‘‘make-whole’’ premium. In addition, prior to August 15, 2022, the Issuers may redeem up to 40% of each of the Diamond Notes using the proceeds of certain equity offerings. Beginning on August 15, 2022, the Issuers may redeem the Secured Notes and Senior Notes, in whole or in part, at any time or from time to time at certain redemption prices set forth in the Secured Notes Indenture and Senior Notes Indenture, respectively.

The Issuers' obligations under the Diamond Notes, as set forth in each of the Diamond Notes Indentures, are jointly and severally guaranteed by Diamond Sports Intermediate Holdings LLC ("Holdings"), the Issuers' direct parent, and certain wholly-owned subsidiaries of Holdings. Upon completion of the acquisition of the RSNs, the RSNs wholly-owned by Holdings and its subsidiaries will also jointly and severally guarantee the Issuers' obligations under the Diamond Notes. The Diamond Notes are not guaranteed by Sinclair, Sinclair Television Group ("STG"), or any of STG’s subsidiaries.

The Diamond Notes Indentures contain certain restrictive covenants including, but not limited to, restrictions on indebtedness, liens, payments, investments, mergers, consolidations, liquidations and dissolutions, acquisitions, sales and other dispositions of assets and affiliate transactions. These covenants are subject to a number of exceptions and limitations as described in the Diamond Notes Indentures. The Diamond Notes Indentures also include events of default, including certain cross-default and cross-acceleration provisions with other debt of the Issuers, customary for agreements of this type.

The Diamond Notes are not registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law. Absent registration, the Diamond Notes currently may be sold only pursuant to an applicable exemption from the requirements for registration. The offering of the Diamond Notes was made only to ‘qualified institutional buyers’ (as defined in Rule 144A under the Securities Act) and, outside the United States, to non-U.S. persons in compliance with Regulation S under the Securities Act. There are no registration rights associated with the Diamond Notes.

Escrow Agreement

On August 2, 2019, in connection with the issuance and sale of the Diamond Notes, the Issuers entered into an agreement (the "Escrow Agreement") with U.S. Bank National Association, as trustee and as escrow agent, pursuant to which the Issuers deposited in escrow accounts (the "Escrow Accounts") with the Escrow Agent (collectively, with any other property from time to time held by the Escrow Agent for the benefit of holders of the Diamond Notes, the "Escrowed Property"): (i) an amount equal to the aggregate gross proceeds of the offering of the Diamond Notes and (ii) an additional amount in cash that, when taken together with the net proceeds of the offering of the Notes deposited into the Escrow Account, is equal to 100.0% of the principal amount of the Notes plus the amount of interest that will accrue on the Notes through September 1, 2019 (the "Initial Outside Date").

In addition, the Escrow Agreement provides that, unless the release of the Escrowed Property pursuant to the Escrow Agreement has occurred (the "Escrow Release") the Issuers will, from time to time, extend the Initial Outside Date by one calendar month upon each such extension (each such date to which the Initial Outside Date is extended to, an "Extended Outside Date") and either (i) deposit (or cause to be deposited) in cash in the Escrow Accounts or (ii) have Holdings or its affiliates cause to be issued letters of credit for the benefit of the Escrow Agent and the holders of the Secured Notes or the Senior Notes, as applicable (or a combination of (i) and (ii)), in each case of (i) and (ii), in an amount equal to one month of interest that would accrue on the Diamond Notes; provided that if the Extended Outside Date then being extended is February 1, 2020, the new Extended Outside Date pursuant to such Extension Election shall be February 3, 2020 (and only a commensurate additional deposit to such date shall be required).

If the Issuers (1) do not consummate the acquisition of the RSNs on or prior to February 3, 2020; (2) prior to February 3, 2020, the Issuers notify the escrow agent that they will not pursue the consummation of the acquisition of the RSNs; or (3) the applicable conditions to the release of the escrow funds (including the completion of the acquisition of the RSNs) are not satisfied on or prior to February 3, 2020, then, in any such case, the Issuers must redeem all of the Diamond Notes at a redemption price equal to 100.0% of the principal amount of the Diamond Notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Affiliates of the initial purchasers of the Diamond Notes are acting as arrangers and lenders with respect to the senior secured credit facilities of Diamond and of STG that are expected to be entered into in connection with the acquisition of the RSNs. In connection with these transactions, JPMorgan Chase Funding Inc., an affiliate of J.P. Morgan Securities LLC, one of the initial purchasers of the Diamond Notes, has provided a preferred equity commitment letter to Diamond Sports Holdings LLC, an indirect parent of Diamond and an indirect parent of Holdings, to purchase newly-issued preferred equity of Diamond Sports Holdings LLC for $1,025 million, prior to commitment and funding fees, the net proceeds of which will be used to fund a portion of the acquisition of the RSNs. Deutsche Bank Securities Inc. and RBC Capital Markets, two of the initial purchasers of the Diamond Notes, have acted as financial advisors to Sinclair, and J.P. Morgan Securities LLC has acted as financial advisor to The Walt Disney Company, in each case in connection with the acquisition of the RSNs.

The foregoing summary does not purport to be a complete statement of the terms and conditions of the Diamond Notes Indentures, the Escrow Agreement or the transactions contemplated thereby, and such summary is qualified in its entirety by reference to the Diamond Notes Indentures and Escrow Agreement, copies of which are attached hereto as Exhibit 4.1, Exhibit 4.2, and Exhibit 10.1, respectively, and each of which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Secured Notes Indenture, dated as of August 2, 2019, by and among Diamond Sports Group, LLC, Diamond Sports Finance Company, and U.S. Bank National Association, as trustee and notes collateral agent.
4.2	Senior Notes Indenture, dated as of August 2, 2019, by and among Diamond Sports Group, LLC, Diamond Sports Finance Company, and U.S. Bank National Association, as trustee.
10.1	Escrow Agreement, dated as of August 2, 2019, by and among the Diamond Sports Group, LLC, Diamond Sports Finance Company, and U.S. Bank National Association, as trustee and escrow agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By: /s/ David R. Bochenek

Name:    David R. Bochenek
Title:    Senior Vice President / Chief Accounting Officer / Corporate Controller
Dated: August 5, 2019